Exhibit 99.1
NATIONWIDE HEALTH PROPERTIES, INC.
REPORTS 2010 FIRST QUARTER RESULTS
•	Completed $438 Million of Investments through Earnings Release Date

•	Raising FFO Guidance on the High End of the Range by $0.08 per Share

•	Increased Quarterly Cash Dividend to $0.45 per Share
NEWPORT BEACH, Calif., — May 6, 2010 /PRNewswire—FirstCall/ — Nationwide Health Properties, Inc. (NYSE: NHP) today announced results of operations for the first quarter ended March 31, 2010. Contemporaneously with this press release, the Company filed its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 with the Securities and Exchange Commission.
“We began 2010 with a strong balance sheet and an enviable liquidity position. Leveraging our excellent financial position with improvements in the capital markets and the economy, we acquired during the first quarter seven medical office buildings and made an $80 million loan secured by 26 medical office buildings located in seven states,” commented Douglas M. Pasquale, NHP’s Chairman and Chief Executive Officer. “Subsequent to quarter end, we have completed an additional $58 million of investments bringing the year to date total to $438 million,” Mr. Pasquale added.

FIRST QUARTER 2010 RESULTS OF OPERATIONS
The following table presents selected unaudited financial information for the first quarter ended March 31, 2010 as compared to the same period of 2009:
SELECTED FINANCIAL DATA
($ in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009	$ Change	% Change
Revenue	$102,428	$97,083	$5,345	5.5%
Income from Continuing Operations	$31,217	$29,428	$1,789	6.1%
Net Income Attributable to NHP Common Stockholders	$31,429	$49,154	$(17,725)	-36.1%
Net Income Attributable to NHP Common Stockholders Per Diluted Share	$0.26	$0.47	$(0.21)	-44.7%
Diluted FFO	$64,191	$61,569	$2,622	4.3%
Adjusted Diluted FFO	$64,939	$61,569	$3,370	5.5%
Diluted FFO Per Share	$0.54	$0.57	$(0.03)	-5.3%
Adjusted Diluted FFO Per Share	$0.54	$0.57	$(0.03)	-5.3%
Diluted FAD	$64,267	$61,427	$2,840	4.6%
Adjusted Diluted FAD	$65,015	$61,427	$3,588	5.8%
Diluted FAD Per Share	$0.54	$0.57	$(0.03)	-5.3%
Adjusted Diluted FAD Per Share	$0.54	$0.57	$(0.03)	-5.3%
NON-GAAP FINANCIAL MEASURES
Diluted Funds From Operations (“FFO”) and Diluted Funds Available for Distribution (“FAD”) are non-GAAP measures that we believe are important to understanding our operations. We believe diluted FFO is an important supplemental measure of operating performance because it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). We believe diluted FAD is an important supplemental measure of operating performance because, like diluted FFO, it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). It also excludes straight-lined rent and other non-cash items that have become more significant for us and our competitors over the last several years. We believe that net income is the most directly comparable GAAP measure to diluted FFO and diluted FAD. Reconciliations between net income and diluted FFO and net income and diluted FAD are included in the accompanying financial data. For guidance, we have also included in the accompanying financial data reconciliations between net income per share and diluted FFO and diluted FAD per share. We have also included adjusted diluted FFO and adjusted diluted FAD amounts which exclude acquisition costs and the recognition of a net gain on re-measurement of equity interest upon acquisition and a gain on debt extinguishment in 2010.

FIRST QUARTER 2010 INVESTMENT ACTIVITY
Pacific Medical Buildings Update
In February of 2010, we acquired the Poway, CA medical office building for $74.0 million including the issuance of 301,599 OP units and a 71% interest in a joint venture which owns a medical office building in Gilbert, AZ for $6.3 million. Additionally, we committed to loan the joint venture $8.8 million of which we have funded $6.8 million.
In March of 2010, we acquired a 65% interest in a joint venture that owns the Mission Viejo, CA medical office building valued at $79.9 million including the assumption of a $48.1 million mortgage loan with a fixed interest rate of 5.5% expiring in 2017 and the issuance of 152,238 OP units; a 69% interest in a joint venture that owns the Orange, CA medical office building valued at $69.3 million including the assumption of a $50.2 million mortgage loan with a fixed interest rate of 5.8% expiring in 2017 and the issuance of 121,489 OP units; the remaining 55.05% interest in two San Bernardino, CA assets that we did not already own with a total value of $17.4 million including the assumption of a $11.2 million mortgage loan with a variable interest rate currently at 3.0% expiring in July 2010; and a 71% interest in a joint venture which owns a medical office building in Pasadena, CA for $13.5 million. Additionally, we committed to loan the Pasadena, CA joint venture $59.5 million of which we have funded $52.8 million.
We have also signed the amended and restated pipeline agreement whereby Pacific Medical Buildings will be responsible for development and NHP will be responsible for project financing for approved development projects. Other modifications to the development agreement provide NHP with improved terms, including preferred returns, a reduced promote interest to PMB and pricing determined at the time of acquisition rather than at the pre-development stage.
Other Investments
We invested approximately $3.7 million in revenue producing capital expenditures at a blended yield of 8.6% on our existing triple-net portfolio and $80.1 million in an 8.25% loan secured by 26 medical office buildings located in seven states.
FIRST QUARTER 2010 FINANCING TRANSACTIONS
During the first quarter of 2010, we issued and sold 1.3 million shares of our common stock through our at-the-market equity offering program at an average price of $35.58 per share, resulting in net proceeds of approximately $44.7 million. From April 1, 2010 to May 6, 2010, we issued and sold 1.6 million shares of our common stock through our at-the-market equity offering program at an average price of $35.08 per share, resulting in net proceeds of approximately $55.2 million.

In the fourth quarter of 2009, we called for redemption our Series B convertible preferred stock. During the first quarter of 2010, shareholders of our Series B convertible preferred stock converted 512,727 shares of Series B preferred stock into 2.3 million shares of our common stock, and we redeemed the remaining 917 shares of our Series B convertible preferred stock.
2010 GUIDANCE
As a result of closed acquisitions and common shares issued through our release date of May 6, 2010, we are increasing by $0.08 per share the high end of the range from $2.09 per share to $2.17 per share and by $0.09 per share the low end of the range from $2.05 per share to $2.14 per share for our full-year 2010 adjusted diluted FFO guidance. We are also increasing by $0.08 per share the high end of the range from $2.05 per share to $2.13 per share and by $0.09 per share the low end of the range from $2.01 per share to $2.10 per share for our full-year 2010 adjusted diluted FAD guidance. Our guidance includes shares issued through our at-the-market equity offering program and closed acquisitions through May 6, 2010 and excludes any other acquisitions, investments, impairments or capital transactions that may occur in the remainder of 2010.
CONFERENCE CALL INFORMATION
We have scheduled a conference call and webcast on Friday, May 7, 2010 at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) to discuss these results. The conference call is accessible by dialing 800-299-7098 and referencing conference ID number 32150685 or by logging on to our website at http://www.nhp-reit.com. The international dial-in number is 617-801-9715. The earnings release and any additional financial information that may be discussed on the conference call and webcast will also be available at the same location on our website. A digitized replay of the conference call will be available from 11:30 a.m. Pacific Time (2:30 p.m. Eastern Time) that day until 9:00 p.m. Pacific Time (Midnight Eastern Time) on June 7, 2010. Callers can access the replay by dialing 888-286-8010 or 617-801-6888 and entering conference ID number 46033547. Webcast replays will also be available on our website for at least 12 months following the conference call. Our supplemental information package for the quarter ended March 31, 2010 is available on our website, free of charge, at http://www.nhp-reit.com by selecting “Investor Relations” followed by “Financial Information” and is included in our Current Report on Form 8-K filed May 6, 2010 with the SEC also containing this release. Shareholders may receive free of charge a complete set of our audited financial statements upon request.

ABOUT NATIONWIDE HEALTH PROPERTIES, INC.
Nationwide Health Properties, Inc. is a real estate investment trust (REIT) that invests primarily in healthcare real estate in the United States. As of March 31, 2010, the Company’s portfolio of properties, including mortgage loans and properties owned by unconsolidated joint ventures, totaled 606 properties among the following segments: 279 senior housing facilities, 197 skilled nursing facilities, 112 medical office buildings, 11 continuing care retirement communities and 7 specialty hospitals. For more information on Nationwide Health Properties, Inc., visit our website at http://www.nhp-reit.com.
FORWARD LOOKING STATEMENTS
Certain information contained in this release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. Risks and uncertainties associated with our business include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; non-payment or late payment of rent, interest or loan principal amounts by our tenants; our reliance on two tenants for a significant percentage of our revenue; occupancy levels at certain facilities; our level of indebtedness; changes in the ratings of our debt securities; maintaining compliance with our debt covenants; access to the capital markets and the cost and availability of capital; the effect of healthcare reform legislation or government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; increasing competition in our business sector; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; risks associated with acquisitions, including our ability to identify and complete favorable transactions, delays or failures in obtaining third party consents or approvals, the failure to achieve perceived benefits, unexpected costs or liabilities and potential litigation; the ability of our tenants to pay contractual rent and/or interest escalations in future periods; the ability of our tenants to obtain and maintain adequate liability and other insurance; our ability to attract new tenants for certain facilities; our ability to sell certain facilities for their book value; our ability to retain key personnel; potential liability under environmental laws; the possibility that we could be required to repurchase some of our senior notes; changes in or inadvertent violations of tax laws and regulations and other factors that can affect our status as a real estate investment trust; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by us pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. We disclaim any intent or obligation to update these forward-looking statements.

Contact:
Abdo H. Khoury
Chief Financial and Portfolio Officer
Nationwide Health Properties, Inc.
(949) 718-4400
***Financial Tables to Follow***

NATIONWIDE HEALTH PROPERTIES, INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue:
Triple-net lease rent	$74,214	$74,095
Medical office building operating rent	21,251	16,653

	95,465	90,748
Interest and other income	6,963	6,335

	102,428	97,083
Expenses:
Interest expense	23,590	24,071
Depreciation and amortization	31,969	30,832
General and administrative	6,984	6,931
Acquisition costs	1,443	—
Medical office building operating expenses	8,647	6,834

	72,633	68,668

Operating income	29,795	28,415
Income from unconsolidated joint ventures	1,347	1,013
Gain on debt extinguishment	75	—

Income from continuing operations	31,217	29,428
Discontinued operations:
Gains on sale of facilities, net	22	21,152
Income from discontinued operations	—	53

	22	21,205

Net income	31,239	50,633
Net loss (income) attributable to noncontrolling interests	190	(27)

Net income attributable to NHP	31,429	50,606
Preferred stock dividends	—	(1,452)

Income available to NHP common stockholders	$31,429	$49,154

Basic earnings per share (EPS):
Income from continuing operations attributable to NHP common stockholders	$0.27	$0.27
Discontinued operations attributable to NHP common stockholders	—	0.21

Net income attributable to NHP common stockholders	$0.27	$0.48

Diluted EPS:
Income from continuing operations attributable to NHP common stockholders	$0.26	$0.27
Discontinued operations attributable to NHP common stockholders	—	0.20

Net income attributable to NHP common stockholders	$0.26	$0.47

Weighted average shares outstanding for EPS:
Basic	117,048	102,355

Diluted	119,466	104,408

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Reconciliation of Net Income to Adjusted Diluted FFO

	Three Months Ended March 31,
	2010	2009
Net income	$31,239	$50,633
Preferred stock dividends	—	(1,452)
Net loss (income) attributable to noncontrolling interests	190	(27)
Real estate related depreciation and amortization	31,545	30,808
Depreciation in income from unconsolidated joint ventures	1,239	1,307
Gains on sale of facilities, net	(22)	(21,152)

FFO available to NHP common stockholders	64,191	60,117
Series B preferred dividend add-back	—	1,452

Diluted FFO	64,191	61,569
Acquisition costs	1,443	—
Gain on extinguishment of debt	(75)	—
Gain on re-measurement of equity interest upon acquisition, net	(620)	—

Adjusted diluted FFO	$64,939	$61,569

Weighted average shares outstanding for diluted FFO:
Diluted weighted average shares outstanding (1)	119,600	104,451
Series B preferred stock conversion add-back if not already converted	69	3,358

Fully diluted weighted average shares outstanding	119,669	107,809

Diluted FFO per share	$0.54	$0.57

Adjusted diluted FFO per share	$0.54	$0.57

Dividends declared per common share	$0.44	$0.44

Adjusted diluted FFO payout ratio	81%	77%

Adjusted diluted FFO coverage	1.23	1.30

(1)
Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Reconciliation of Net Income to Adjusted Diluted FAD

	Three Months Ended March 31,
	2010	2009
Net income	$31,239	$50,633
Preferred stock dividends	—	(1,452)
Net loss (income) attributable to noncontrolling interests	190	(27)
Real estate related depreciation and amortization	31,545	30,808
Gains on sale of facilities, net	(22)	(21,152)
Straight-lined rent	(1,687)	(1,590)
Amortization of intangible assets and liabilities	(59)	(222)
Non-cash stock-based compensation expense	1,594	1,573
Deferred financing cost amortization	845	814
Lease commissions and tenant and capital improvements	(637)	(726)
Unconsolidated joint ventures:
Real estate related depreciation and amortization	1,239	1,307
Straight-lined rent	(1)	(12)
Deferred finance cost amortization	21	21

FAD available to NHP common stockholders	64,267	59,975
Series B preferred dividends	—	1,452

Diluted FAD	64,267	61,427
Acquisition costs	1,443	—
Gain on extinguishment of debt	(75)	—
Gain on re-measurement of equity interest upon acquisition, net	(620)	—

Adjusted diluted FAD	$65,015	$61,427

Weighted average shares outstanding for diluted FAD:
Diluted weighted average shares outstanding (1)	119,600	104,451
Series B preferred stock add-back if not already converted	69	3,358

Fully diluted weighted average shares outstanding	119,669	107,809

Diluted FAD per share	$0.54	$0.57

Adjusted diluted FAD per share	$0.54	$0.57

Dividends declared per common share	$0.44	$0.44

Adjusted diluted FAD payout ratio	81%	77%

Adjusted diluted FAD coverage	1.23	1.30

(1)
Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
2010 Guidance Reconciliation of Net Income to Adjusted Diluted FFO and FAD Per Share

	Year Ended December 31, 2010
	Guidance
	Low	High
Net income	$142,262	$145,912
Preferred stock dividends	—	—
Real estate related depreciation and amortization	126,072	126,072
Depreciation in income from unconsolidated joint ventures	5,190	5,190
Net income attributable to noncontrolling interests	(660)	(660)
Gains on sales of facilities, net	(12,174)	(12,174)

FFO available to common stockholders	260,690	264,340
Series B preferred dividends	—	—

Diluted FFO	260,690	264,340
Acquisition costs	1,443	1,443
Gain on extinguishment of debt	(75)	(75)
Gain on re-measurement of equity interest upon acquisition, net	(620)	(620)

Adjusted Diluted FFO	261,438	265,088
Straight-lined rent	(6,984)	(6,984)
Amortization of intangible assets and liabilities	(273)	(273)
Non-cash stock-based compensation expense	6,741	6,741
Deferred financing cost amortization	3,149	3,149
Lease commissions and tenant and capital improvements	(8,198)	(8,198)
Unconsolidated Joint Ventures:
Straight-lined rent	(1)	(1)
Deferred financing cost amortization	84	84

Adjusted Diluted FAD	$255,956	$259,606

Diluted FFO per share	$2.13	$2.16

Adjusted Diluted FFO per share	$2.14	$2.17

Adjusted Diluted FAD per share	$2.10	$2.13

Weighted average shares outstanding:
Diluted weighted average shares outstanding	120,022	120,022
NHP/PMB OP units	2,135	2,135

Total	122,157	122,157

NATIONWIDE HEALTH PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2010	2009
	(unaudited)
Assets
Investments in real estate:
Land	$317,531	$318,457
Buildings and improvements	3,346,489	3,088,183

	3,664,020	3,406,640
Less accumulated depreciation	(606,231)	(585,294)

	3,057,789	2,821,346
Mortgage loans receivable, net	197,271	110,613
Mortgage loan receivable from related party	—	47,500
Investments in unconsolidated joint ventures	47,797	51,924

Net real estate related investments	3,302,857	3,031,383
Cash and cash equivalents	210,590	382,278
Receivables, net	8,750	6,605
Intangible assets	150,120	93,657
Other assets	141,327	133,152

Total assets	$3,813,644	$3,647,075

Liabilities and Equity
Unsecured senior credit facility	$—	$—
Senior notes	991,633	991,633
Notes and bonds payable	535,950	431,456
Accounts payable and accrued liabilities	125,244	132,915

Total liabilities	1,652,827	1,556,004

Redeemable OP unitholder interests	77,557	57,335

Equity:
NHP stockholders’ equity:
Series B convertible preferred stock	—	51,364
Common stock	11,818	11,432
Capital in excess of par value	2,225,737	2,128,843
Cumulative net income	1,736,708	1,705,279
Accumulated other comprehensive loss	(1,385)	(823)
Cumulative dividends	(1,915,071)	(1,862,996)

Total NHP stockholders’ equity	2,057,807	2,033,099
Noncontrolling interests	25,453	637

Total equity	2,083,260	2,033,736

Total liabilities and equity	$3,813,644	$3,647,075